Exhibit 99.1

Intellinetics Grows Revenue 22%

SaaS Revenue Increases 244%,

Reflecting Successful Acquisition and Transition to SaaS Model

COLUMBUS, OH –November 14, 2022 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and nine months ended September 30, 2022.

2022 Third Quarter Financial Highlights

●	Total Revenue increased 22% from the same period in 2021.

●	Software as a Service Revenue increased 244% from the same period in 2021.

●	Net Income of $217,536, compared to Net Income of $296,437 for the same period in 2021.

○	The third quarter of 2022 included $127,437 in incremental interest expense compared to the third quarter 2021.

●	Adjusted EBITDA increased 48% to $799,359, compared to $538,488 from the same period in 2021.

2022 Nine Month Financial Highlights

●	Total Revenue increased 14% from the same period in 2021.

●	Software as a Service Revenue increased 166% from the same period in 2021.

●	Net Loss of $176,757, compared to Net Income of $1.3 million for the same period in 2021.

○	Nine-month 2021 included other income of $845,083 for forgiveness of the PPP loan and interest, and $77,211 in charges for change in fair value of earnout.

○	Nine-month 2022 included $144,999 of charges for change in fair value of earnout and $355,281 of transaction costs.

●	Adjusted EBITDA increased 29% to $1.7 million, compared to $1.3 million from the same period in 2021.

2022 Other Highlights

●	On April 1, 2022 we completed the acquisition of Yellow Folder, LLC. This acquisition more than doubled software as a service (SaaS) revenues, added positive cash flow in the three months ended June 30, 2022, and approximately doubled our customer count in the K-12 education market.

●	Simultaneously with the acquisition, we completed $8.7 million in equity and debt financing.

●	SAAS revenues continue to be strong for the nine months ended September 30, 2022, growing 166% including the Yellow Folder acquisition and growing 34% organically.

“Our transition to a diversified, SaaS-focused model is accelerating and our Adjusted EBITDA is expanding,” commented James F. DeSocio, President & CEO of Intellinetics. “Year-to-date, we have sold $6.3 million in total contract value across all products and services, which is 9% more than we sold in all of FY21. Total Contract Value represents orders secured by the sales team, generally recognizable in revenue over a period of less than one year. Our Adjusted EBITDA through the first nine months exceeds the total amount generated in all of last year, and our quarterly Adjusted EBITDA reached an all-time high of $799,359 (21% of total revenues) in the third quarter. We have built a sustainable, cash-generating business with a growing base of recurring revenue, creating significant visibility. With more than 500 customers in the K-12 education market alone, and durable, secular catalysts driving demand for our digital transformation capabilities, we are increasingly well-positioned for success.”

“The Yellow Folder acquisition has been a compelling success, giving us broad access to the vibrant K-12 education market and expanding our cross-selling opportunities for document conversion scanning, document storage, and business process outsourcing,” added DeSocio. “Since April, we’ve utilized our internal document scanning operations to process three separate projects that Yellow Folder would have historically outsourced, for a Total Contract Value of approximately $152,000.”

DeSocio continued, “We continue to drive adoption of our core IntelliCloudTM Payables Automation Solution (IPAS), launched earlier this year, including showcasing this solution as a Platinum Sponsor at the Build Smarter 2022 Conference in Chicago and expanding our collaboration with Constellation HomeBuilder Systems, part of the $5 billion Constellation Software family. As part of this, a new IPAS customer is sharing their success story. IPAS is a new, enterprise-class software payables automation solution for financial platforms with very complex cost-accounting. New software offerings expand our paths to market, and grow our revenue per customer, especially with software partnerships like ours with Constellation HomeBuilder Systems, where we can embed our technology and scale customer acquisition as part of an ongoing process.”

“Based on our current plans and assumptions, we expect to continue to grow revenues and Adjusted EBITDA on a year over year basis,” concluded DeSocio.

Summary – 2022 Third Quarter Results

Revenues for the three months ended September 30, 2022 were $3.9 million, an increase of 22% compared with $3.2 million for the same period in 2021. The increase was largely driven by our acquisition of Yellow Folder in April 2022. In addition to our acquisition growth, our SaaS and software maintenance revenues continued to grow. Professional services decreased, primarily driven by challenges in staffing back up after COVID reductions over the winter, due to the tight labor market. Intellinetics reported net income of $217,536, or $0.05 per diluted share, for the three months ended September 30, 2022 compared to a net income of $296,437, or $0.10 per diluted share, for the same period in 2021. The third quarter of last year included lower interest expense. Adjusted EBITDA increased 48% to $799,359, compared to $538,488 from the same period in 2021.

Summary – 2022 Nine Month Results

Revenues for the nine months ended September 30, 2022 were $10.0 million, up 14% compared to $8.7 million for the same period in 2021. The increase was largely driven by our acquisition of Yellow Folder in April 2022. Intellinetics reported a net loss of $176,757, or $0.05 per diluted share, for the nine months ended September 30, 2022 compared to net income of $1.3 million, or $0.43 per diluted share, for the same period in 2021. The net loss was the result of transaction costs of $355,281 in the nine months ended September 30, 2022 (compared to none in the same period in 2021), incurred in support of our acquisition on April 1, 2022, as well as a $67,788 increase in charges related to change in fair value of earnout, as well as $254,191 in increased interest expense. In addition, the nine-month period last year included a $845,000 gain on extinguishment of debt related to the PPP loan. Adjusted EBITDA increased 29% to $1.7 million, compared to $1.3 million from the same period in 2021.

Balance Sheet

Intellinetics ended the quarter with cash of $3.8 million, compared with $1.8 as of December 31, 2021. Gross working capital at September 30, 2022 was $5.6 million.

Conference Call

Intellinetics is holding a webcast to discuss these results at 4:30 p.m. Eastern Time. Interested parties can access the webcast through the Intellinetics website at https://www.intellinetics.com. Investors can also dial in to the webcast by calling (646) 558-8656 and using webcast ID 860-7364-2157# and passcode 123. To listen to the replay, the call will be archived on the company’s website at https://www.intellinetics.com/company-news/.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, future contract values, including 2022 revenues and future revenue streams from new and existing customers, 2022 Adjusted EBITDA, future cash flow, cross-selling efforts and other synergies associated with our acquisition of Yellow Folder and the success of our integration efforts; revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

Investor Contact:

FNK IR

Tom Baumann / Rob Fink

646.349.6641 / 646.809.4048

INLX@fnkir.com

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA and Total Contract Value as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

	For the Three Months Ended September 30,
	2022	2021
Net income - GAAP	$217,536	$296,437
Interest expense, net	240,467	113,030
Depreciation and amortization	193,863	105,923
Stock-based compensation	118,999	23,098
Change in fair value of earnout liabilities	28,494	-
Adjusted EBITDA	$799,359	$538,488

	For the Nine Months Ended September 30,
	2022	2021
Net (loss) income - GAAP	$(176,757)	$1,331,656
Interest expense, net	593,536	339,345
Depreciation and amortization	503,250	302,239
Stock-based compensation	302,451	126,794
Transaction costs	355,281	-
Change in fair value of earnout liabilities	144,999	77,211
Gain on extinguishment of debt	-	(845,083)
Adjusted EBITDA	$1,722,760	$1,332,162

Total Contract Value: Total Contract Value is a performance measure that the Company believes provides useful information to its management and investors as it allows the Company to better track the Company’s current sales performance, without any adjustment to exclude revenues that will not be earned, received, or recognized until future periods. Total Contract Value is not a substitute for total revenue. There is no GAAP measure that is comparable to Total Contract Value, so the Company has not reconciled the Total Contract Value to any GAAP measure.

We define Total Contract Value as the estimated total future revenues from contracts signed during the period. This refers to deals that have been awarded by our government and commercial customers. It presumes the future provision of all software, subscription services, and/or professional services without any termination of the contracts by either party. There can be no guarantee that all work will be completed, during any fiscal period, or that the contracts will not be terminated before all the estimated future revenues are earned, received, and/or recognized.

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(unaudited)
	September 30,	December 31,
	2022	2021

ASSETS
Current assets:
Cash	$3,776,627	$1,752,630
Accounts receivable, net	853,930	1,176,059
Accounts receivable, unbilled	491,946	444,782
Parts and supplies, net	74,540	76,691
Other contract assets	122,754	78,556
Prepaid expenses and other current assets	324,555	155,550
Total current assets	5,644,352	3,684,268

Property and equipment, net	1,070,724	1,091,780
Right of use assets	3,365,575	3,841,612
Intangible assets, net	4,547,223	968,496
Goodwill	5,789,821	2,322,887
Other assets	341,942	53,089
Total assets	$20,759,637	$11,962,132

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$263,427	$181,521
Accrued compensation	389,150	343,576
Accrued expenses, other	116,231	161,862
Lease liabilities - current	672,159	616,070
Deferred revenues	2,998,647	1,194,649
Deferred compensation	20,166	100,828
Earnout liabilities - current	757,347	958,818
Notes payable - current	1,912,331	-
Total current liabilities	7,129,458	3,557,324

Long-term liabilities:
Notes payable - net of current portion	2,053,984	1,754,527
Notes payable - related party - net of current portion	521,205	-
Lease liabilities - net of current portion	2,805,971	3,316,682
Earnout liabilities - net of current portion	-	671,863
Total long-term liabilities	5,381,160	5,743,072
Total liabilities	12,510,618	9,300,396

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,073,757 and 2,823,072 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	4,074	2,823
Additional paid-in capital	30,060,018	24,297,229
Accumulated deficit	(21,815,073)	(21,638,316)
Total stockholders’ equity	8,249,019	2,661,736
Total liabilities and stockholders’ equity	$20,759,637	$11,962,132

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues:
Sale of software	$18,390	$58,779	$93,986	$73,971
Software as a service	1,211,407	352,192	2,801,084	1,052,072
Software maintenance services	352,892	336,732	1,033,375	1,012,251
Professional services	2,007,613	2,165,030	5,221,326	5,715,273
Storage and retrieval services	269,325	258,629	829,011	862,660
Total revenues	3,859,627	3,171,362	9,978,782	8,716,227

Cost of revenues:
Sale of software	10,647	3,691	44,232	10,050
Software as a service	207,502	73,596	489,939	241,717
Software maintenance services	19,024	18,270	56,509	64,930
Professional services	1,028,074	1,042,249	2,794,783	2,765,241
Storage and retrieval services	88,195	117,835	266,279	299,597
Total cost of revenues	1,353,442	1,255,641	3,651,742	3,381,535

Gross profit	2,506,185	1,915,721	6,327,040	5,334,692

Operating expenses:
General and administrative	1,333,285	1,027,932	3,532,672	3,125,019
Change in fair value of earnout liabilities	28,494	-	144,999	77,211
Transaction costs	-	-	355,281	-
Sales and marketing	492,540	372,399	1,374,059	1,004,305
Depreciation and amortization	193,863	105,923	503,250	302,239

Total operating expenses	2,048,182	1,506,254	5,910,261	4,508,774

Income from operations	458,003	409,467	416,779	825,918

Other income (expense)
Gain on extinguishment of debt	-	-	-	845,083
Interest expense	(240,467)	(113,030)	(593,536)	(339,345)

Total other income (expense), net	(240,467)	(113,030)	(593,536)	505,738

Income (loss) before income taxes	217,536	296,437	(176,757)	1,331,656

Income tax benefit	-	-	-	-

Net income (loss)	$217,536	$296,437	$(176,757)	$1,331,656

Basic net income (loss) per share:	$0.05	$0.11	$(0.05)	$0.47
Diluted net income (loss) per share:	$0.05	$0.10	$(0.05)	$0.43

Weighted average number of common shares outstanding - basic	4,073,757	2,823,072	3,664,024	2,822,938
Weighted average number of common shares outstanding - diluted	4,695,162	3,104,334	3,664,024	3,105,175

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2022	2021

Cash flows from operating activities:
Net income (loss)	$(176,757)	$1,331,656
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	503,250	302,239
Bad debt (recovery) expense	22,370	(10,304)
Parts and supplies reserve change	-	9,000
Amortization of deferred financing costs	155,667	77,804
Amortization of debt discount	79,999	80,000
Amortization of right of use asset	476,037	472,402
Stock issued for services	57,500	57,500
Stock options compensation	244,951	69,294
Gain on extinguishment of debt	-	(845,083)
Change in fair value of earnout liabilities	144,999	77,211
Changes in operating assets and liabilities:
Accounts receivable	368,139	(145,824)
Accounts receivable, unbilled	(47,164)	(129,553)
Parts and supplies	2,151	12,357
Prepaid expenses and other current assets	(147,995)	(81,880)
Accounts payable and accrued expenses	45,403	254,784
Lease liabilities, current and long-term	(454,622)	(464,528)
Deferred compensation	(80,662)	-
Accrued interest, current and long-term	-	442
Deferred revenues	731,468	340,732
Total adjustments	2,101,491	76,593
Net cash provided by operating activities	1,924,734	1,408,249

Cash flows from investing activities:
Cash paid to acquire business	(6,383,269)	-
Capitalized software	(315,148)	-
Purchases of property and equipment	(142,903)	(532,151)
Net cash used in investing activities	(6,841,320)	(532,151)

Cash flows from financing activities:
Payment of earnout liabilities	(1,018,333)	(954,733)
Proceeds from issuance of common stock	5,740,758	-
Offering costs paid on issuance of common stock and notes	(746,342)	-
Proceeds from notes payable	2,364,500	-
Proceeds from notes payable - related parties	600,000	-
Net cash provided by (used in) financing activities	6,940,583	(954,733)

Net (decrease) increase in cash	2,023,997	(78,635)
Cash - beginning of period	1,752,630	1,907,882
Cash - end of period	$3,776,627	$1,829,247

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$357,870	$182,198
Cash paid during the period for income taxes	$11,050	$2,106

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for warrants	$169,900	$-
Discount on notes payable - related parties for warrants	43,113	-
Warrants issued and extended for common stock issuance costs	412,500	-
Right-of-use asset obtained in exchange for operating lease liability	-	1,837,106

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Accounts receivable	$68,380	$-
Prepaid expenses	38,913	-
Property and equipment	30,018	-
Intangible assets	3,888,000	-
Goodwill	3,466,934	-
Accounts payable	(36,446)	-
Deferred revenues	(1,072,530)	-
Net assets acquired in acquisition	6,383,269	-
Cash used in business acquisition	$6,383,269	$-